                                                                   EXHIBIT 99.5




                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                             ALLOY MANAGEMENT CORP.

                         Adopted as of October 2, 2000




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                             AMENDED AND RESTATAED

                                    BY-LAWS

                                       OF

                             ALLOY MANAGEMENT CORP.

                               TABLE OF CONTENTS


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ARTICLE 1 - Stockholders.................................................................................1

         1.1      Place of Meetings......................................................................1
         1.2      Annual Meeting.........................................................................1
         1.3      Special Meetings.......................................................................1
         1.4      Notice of Meetings.....................................................................1
         1.5      Voting List............................................................................2
         1.6      Quorum.................................................................................2
         1.7      Adjournments...........................................................................2
         1.8      Order of Business......................................................................3
         1.9      Organization...........................................................................3
         1.10     Voting and Proxies.....................................................................4
         1.11     Fixing Date for Determination of Stockholders of Record................................4
         1.12     Inspectors.............................................................................5
         1.13     Action at Meeting......................................................................6

ARTICLE 2 - Directors....................................................................................6

         2.1      Powers; Number; Qualifications.........................................................6
         2.2      Nominations; Election..................................................................7
         2.3      Tenure.................................................................................7
         2.4      Vacancies..............................................................................7
         2.5      Resignation............................................................................8
         2.6      Regular Meetings.......................................................................8
         2.7      Special Meetings.......................................................................8
         2.8      Notice of Special Meetings.............................................................8
         2.9      Meetings by Telephone or Video Conference Calls........................................8
         2.10     Quorum; Acts of the Board..............................................................8
         2.11     Action at Meeting......................................................................9
         2.12     Action by Consent......................................................................9
         2.13     Removal................................................................................9

ARTICLE 3 - Committees of the Board......................................................................9

         3.1      Committees.............................................................................9


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
         3.2      Committee Rules.......................................................................10
         3.3      Appointment and Powers of Audit Committee.............................................10
         3.4      Resignations; Removals................................................................10

ARTICLE 4 - Officers....................................................................................11

         4.1      Enumeration...........................................................................11
         4.2      Election..............................................................................11
         4.3      Qualification.........................................................................11
         4.4      Tenure................................................................................11
         4.5      Resignation and Removal...............................................................12
         4.6      Vacancies.............................................................................12
         4.7      Chairman of the Board and Vice-Chairman of the Board..................................12
         4.8      Chief Executive Officer...............................................................13
         4.9      Vice Presidents.......................................................................13
         4.10     Secretary and Assistant Secretaries...................................................13
         4.11     Treasurer and Assistant Treasurers....................................................14
         4.12     Salaries..............................................................................14
         4.13     Action with Respect to Securities of Other Corporations...............................14
         4.14     Officers of Operating Companies or Divisions..........................................14

ARTICLE 5 - Contracts, Checks, Loans, Deposits, Etc.....................................................15

         5.1      Contracts.............................................................................15
         5.2      Checks, Etc...........................................................................15
         5.3      Loans.................................................................................15
         5.4      Deposits..............................................................................15

ARTICLE 6 - Capital Stock...............................................................................15

         6.1      Issuance of Stock.....................................................................15
         6.2      Certificates..........................................................................16
         6.3      Transfers.............................................................................16
         6.4      Lost, Stolen or Destroyed Certificates................................................17
         6.5      Regulations...........................................................................17

ARTICLE 7 - Notices.....................................................................................17

         7.1      Notices...............................................................................17
         7.2      Waiver of Notice......................................................................17

ARTICLE 8 - General Provisions..........................................................................18

         8.1      Fiscal Year...........................................................................18
         8.2      Corporate Seal........................................................................18
         8.3      Evidence of Authority.................................................................18


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
         8.4      Certificate of Incorporation..........................................................18
         8.5      Severability..........................................................................18
         8.6      Pronouns..............................................................................18
         8.7      Facsimile Signatures..................................................................18
         8.8      Form of Records.......................................................................18
         8.9      Reliance Upon Books, Reports and Records..............................................18
         8.10     Indemnification of Directors, Officers and Employees..................................19
         8.11     Insurance.............................................................................20
         8.12     Interested Directors; Quorum..........................................................20
         8.13     Amendment of By-Laws..................................................................21

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                             ALLOY MANAGEMENT CORP.

                                  Stockholders


                           Place of Meetings. All meetings of stockholders
shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors (the "Board") or the Chief Executive Officer or, if not so designated, at the registered office of the Corporation in the State of Delaware.

                           Annual Meeting. The annual meeting of stockholders
for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board or the Chief Executive Officer (which date shall not be a legal holiday or weekend day in the place where the meeting is to be held) at the time and place to be fixed by the Board or the Chief Executive Officer and stated in the notice of the meeting. If no annual meeting is held on the date fixed by the Board, the Board shall cause the meeting to be held as soon thereafter as convenient but in no event later than 30 days after the date designated for the annual meeting. If no date for the annual meeting is designated within thirteen months after the date of the last annual meeting in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

                           Special Meetings. Special meetings of stockholders
may be called at any time by the Chief Executive Officer, any two (2) members of the Strategic Review Committee (as defined below), or by the Board pursuant to a resolution approved by a majority of the then full number of directors on the Board. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

                           Notice of Meetings. Except as otherwise provided by
law, written notice of each meeting of stockholders, whether annual or special, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called and the business conducted at the meeting shall be limited to the business set forth in such notice and other matters reasonably incidental thereto. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address in which case it shall be directed to such stockholder at such other address.

                           Voting List. The officer who has charge of the stock
ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares of the Corporation which are registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

                           Quorum. Except as otherwise provided by law, the
Certificate of Incorporation or these By-Laws, the holders of a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required for any matter, the holders of a majority of the shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter as a separate class, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section
1.7 of these By-Laws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                           Adjournments. Any meeting of stockholders, annual or
special, may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by a majority vote of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum,

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or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business which might have been transacted at the original meeting called if a quorum had been present or represented by proxy thereat.

                           Order of Business. (a) At any annual meeting, only
such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the Board, or (ii) by any stockholder who complies with the procedures set forth in this Section 1.8.

                  (b) For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the annual meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder purposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures and other matters set forth in this Section 1.8. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.8 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

                           Organization. Meetings of stockholders shall be
presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                           Voting and Proxies. Except as otherwise provided in
the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), at each meeting of stockholders, each holder of shares of the Corporation's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), shall be entitled to one (1) vote for each such share which has voting power upon the matter in question, and each holder of the Corporation's Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), shall be entitled to the respective number of votes on matters upon which such shares have voting power as set forth in the Certificate of Incorporation, in each case determined with reference to the number of shares of Common Stock standing in such holder's name on the stock records of the Corporation maintained in accordance with
Section 1.5 hereof (i) at the time fixed pursuant to Section 1.11 of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by proxy executed or authorized by the stockholder in accordance with applicable law or such stockholder's authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. All voting, including on the election of directors by excepting where otherwise required by law, may be by a voice vote, unless the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

                           Fixing Date for Determination of Stockholders of
Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                           Inspectors. For each election of directors by the
stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint an inspector or inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman

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of the meeting shall appoint the necessary inspector or inspectors. The inspector(s) so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

                           Action at Meeting. When a quorum is present at any
meeting, all matters shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws.


                                   Directors

                           Powers; Number; Qualifications. The business and
affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the Certificate of Incorporation. The Board shall consist of one or more members, as is set forth in the Certificate of Incorporation. Directors need not be stockholders.

                           Nominations; Election. Nominations for the election
of directors may be made by the Strategic Review Committee, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 2.2, except for any Class B Directors (as defined in the Certificate of Incorporation), who are nominated and elected solely by the holders of Class B Common Stock. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of Class A Directors (as defined in the Certificate of Incorporation) at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected Class A Directors. All nominations by stockholders for Class A Directors shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing: (a) as to each person whom the stockholder proposes to nominate for election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, the (i) name and address, as they appear on the Corporation's books, of such stockholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

                           Tenure. Each director shall hold office until the
next annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal or until his term otherwise terminates, subject to the provisions of the Certificate of Incorporation.

                           Vacancies. Any vacancies on the Board resulting from
death, resignation, disqualification, removal or other reasons shall be filled in the manner provided in the Certificate of Incorporation.

                           Resignation. Any director may resign by delivering
his written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary, except that a Class B Director shall also deliver his written resignation to the Strategic Review Committee. Such resignation shall be effective at the time the vacancy created by such resignation shall have been filled.

                           Regular Meetings. Regular meetings of the Board
shall be held at such time and place, either within or without the State of Delaware, in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine; provided that any director who is absent when such a determination is made shall be given notice of the determination.

                           Special Meetings. Special meetings of the Board may
be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, Chief Executive Officer, a majority of the directors then in office, two (2) members of the Strategic Review Committee or by one director in the event that there is only a single director in office.

                           Notice of Special Meetings. Notice of any special
meeting of the Board stating the time, place and expected purposes thereof shall be given to each director by the Secretary of the Corporation (the "Secretary") or by the Chief Executive Officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least forty-eight (48) hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least five (5) days in advance of the meeting.

                           Meetings by Telephone or Video Conference Calls.
Directors or any members of any committee designated by the directors may participate in a meeting of the Board or such committee by means of conference telephone, video or similar communications equipment or any other forms of communication as may be authorized from time to time under the Delaware General Corporation Law (the "DGCL"), by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                           Quorum; Acts of the Board. A majority of the entire
Board (including at least (i) one Class B Director appointed by SBC (as defined in the Certificate of Incorporation) for so long as SBC beneficially owns any Class B Common Stock, and (ii) one Class B Director appointed by BellSouth (as defined in the Certificate of Incorporation), for so long as BellSouth beneficially owns any Class B Common Stock) shall constitute a quorum for action by the Board. Decisions of a majority of the Directors present shall be the acts of the Board; provided that Strategic Decisions (as

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defined in the Certificate of Incorporation) must be approved by the Strategic
Review Committee (as defined in the Certificate of Incorporation) to be the valid acts of the Corporation. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

                           Action at Meeting. At any meeting of the Board at
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

                           Action by Consent. Unless otherwise restricted by
the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

                           Removal. Subject to the rights of the holders of
Preferred Stock to elect directors under circumstances specified in a resolution of the Board, adopted pursuant to the provisions of the Certificate of Incorporation or these By-Laws establishing such series, directors may only be removed in accordance with the provisions of the Certificate of Incorporation.


                            Committees of the Board

                           Committees. In addition to the Strategic Review
Committee provided for in the Certificate of Incorporation, the Board may, by resolution passed by a majority of the whole Board, designate one or more other committees of the Board as the Board may determine, including a Compensation Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of any such committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the DGCL and the Certificate of Incorporation, shall have and may exercise such powers as the Board may delegate to it in the resolutions appointing it.

                           Committee Rules. (a) Each committee designated by
the Board in accordance with this Article 3 shall contain at least one Class B Director nominated by (i) SBC for so long as SBC is entitled to a Class B Director on the Strategic Review Committee and (ii) BellSouth for so long as BellSouth is entitled to a Class B Director on the Strategic Review Committee.

                  (b) Unless the Board otherwise provides or as otherwise provided in the Certificate of Incorporation, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board, the inclusion of any rules in the Certificate of Incorporation or a provision in the rules of such committee to the contrary, a majority of the entire number of members comprising such committee, which majority must include at least one Class B Director selected by each of BellSouth and SBC for so long as each such party is entitled to nominate a member of such committee pursuant to clause (a) above, shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 2 of these By-Laws.

                           Appointment and Powers of Audit Committee. The Board
may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors comprising the Board, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall: (i) make recommendations to the Strategic Review Committee as to the independent accountants to be appointed by the Strategic Review Committee; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

                           Resignations; Removals. Any member of any committee
may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose; except that any member of the Strategic Review Committee elected by the Class B Directors may be removed in the manner specified in the Certificate of Incorporation. Any vacancies on any committee of the Board shall be filled in the manner set forth above in respect of the appointment of such committee; provided that vacancies on the Strategic Review Committee may only be filled in the manner specified in the Certificate of Incorporation.


                                    Officers

                           Enumeration. The officers of the Corporation shall
consist of a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, a Secretary and a Treasurer, all of whom shall be appointed by the Board, or if the Certificate of Incorporation so provides, the Strategic Review Committee, and such other officers with such other titles as the Board shall determine, including a Chairman of the Board (subject to the approval procedures of Article FIFTH, clause (j)(i) of the Certificate of Incorporation), a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries and such other officers as the Board may from time to time appoint, provided that all officers directly reporting to the Chief Executive Officer and Chief Financial Officer (each, together with the Chief Executive Officer and the Chief Financial Officer, the Secretary and the Treasurer, an "Executive Officer") shall be appointed and removed only by the Strategic Review Committee. The Board may appoint such other officers as it may deem appropriate; provided that the duties of such other officers may not conflict with the duties of the officers appointed by the Strategic Review Committee.

                           Election. Subject to the approval procedures of
Article FIFTH, clause (j)(i) of the Certificate of Incorporation, the Executive Officers, shall be elected annually by the Strategic Review Committee at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board or the Strategic Review Committee, as the case may be, at such meeting or at any other meeting.

                           Qualification. No officer need be a stockholder. Any
number of offices may be held by the same person unless the Certificate of Incorporation or these By-Laws otherwise provide.

                           Tenure. Except as otherwise provided by law, by the
Certificate of Incorporation, the resolution of the Strategic Review Committee or the Board, as the case may be, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal; provided that the Board may not specify a term for any officer whose appointment requires approval of the Strategic Review Committee without the approval of the Strategic Review Committee.

                           Resignation and Removal. (a) Any officer may resign
at any time by delivering his written resignation to the Corporation at its principal office, to the Strategic Review Committee or the Board, as the case may be, or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  (b) The Strategic Review Committee may remove any officer appointed by it at any time, with or without cause, by vote of at least two-thirds (2/3) of the directors on the Strategic Review Committee. The Board may remove any officer appointed by it at any time, with or without cause, by vote of a majority of the directors then in office; provided that such approval did not require the approval of the Strategic Review Committee.

                  (c) Except as the Board, with respect to officers appointed solely by it, or the Strategic Review Committee, with respect to the officers appointed by it, may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

                           Vacancies. The Board may fill any vacancy occurring
in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices; provided that the Strategic Review Committee shall have sole authority to appoint the Executive Officers, and to fill any vacancy occurring in any such office in its discretion, except that there may be no vacancy in the offices of Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

                           Chairman of the Board and Vice-Chairman of the
Board. Subject to the approval procedures of Article FIFTH, clause (j)(i) of the Certificate of Incorporation, the Board shall appoint a Chairman of the Board. The Chairman of the Board shall perform such duties and possess such powers as are assigned to him by the Board. If the Board appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board.

                           Chief Executive Officer. The Chief Executive Officer
shall, subject to the direction of the Strategic Review Committee, have general charge and supervision of the business of the Corporation and shall report to the Chairman of the Board unless they are the same person. Unless otherwise provided by the Strategic Review Committee, he or she shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Strategic Review Committee may from time to time prescribe. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

                           Vice Presidents. Any Vice President shall perform
such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board or the Strategic Review Committee, as the case may be, may assign to any Vice President the title of Strategic Review Vice President, Senior Vice President or any other title selected by the Board or the Strategic Review Committee, as the case may be.

                           Secretary and Assistant Secretaries. The Secretary
shall perform such duties and shall have such powers as the Strategic Review Committee or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

                  Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

                  In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

                           Treasurer and Assistant Treasurers. The Treasurer
shall perform such duties and shall have such powers as may from time to time be assigned to the Treasurer by the Strategic Review Committee, the Chief Executive Officer or the Chief Financial Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

                  The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board), shall perform the duties and exercise the powers of the Treasurer.

                           Salaries. Officers of the Corporation shall be
entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or, when appointed, a Compensation Committee, provided that any officer appointed by the Strategic Review Committee shall be entitled to such salaries, compensation or reimbursement as shall be determined by the Strategic Review Committee.

                           Action with Respect to Securities of Other
Corporations. Unless otherwise directed by the Board, the Chairman of the Board or any officer of the Corporation authorized by the Chairman of the Board shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation; provided that with respect to any Membership Units held in the Operating Company (each as defined in the Certificate of Incorporation), the Strategic Review Committee shall have such power to direct the vote and otherwise act on behalf of the Corporation and exercise any and all such rights and powers.

                           Officers of Operating Companies or Divisions. The
Chairman of the Board shall have the power to appoint, remove and prescribe the terms of office, responsibilities, duties and salaries of, the officers of the operating companies or divisions, other than those who are officers of the Corporation, provided that with respect to the Operating Company, such power shall be vested in the Strategic Review Committee.

                    Contracts, Checks, Loans, Deposits, Etc.

                           Contracts. Subject to any special approval
procedures provided in these By-laws or the Certificate of Incorporation, the Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

                           Checks, Etc. Subject to the approval procedures
provided in these By-laws or the Certificate of Incorporation, all checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific circumstances.

                           Loans. Subject to any special approval procedures
provided in these By-laws or the Certificate of Incorporation, no loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances, and bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

                           Deposits. Subject to any special approval procedures
provided in these By-laws or the Certificate of Incorporation, all funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositors as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-laws, as they may deem advisable.


                                 Capital Stock

                           Issuance of Stock. Subject to the approval
procedures of Article FIFTH, clause (j)(i) of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such consideration and on such terms as the Board may determine.

                           Certificates. (a) Every holder of stock in the
Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  (b) Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

                  (c) If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                           Transfers. Except as otherwise established by rules
and regulations adopted by the Board, subject to applicable law, and subject to any restrictions on transfers agreed upon between and among any stockholders, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in with the requirements of these By-Laws.

                           Lost, Stolen or Destroyed Certificates. The
Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

                           Regulations. The issue, transfer, conversion and
registration of certificates of stock shall be governed by such other regulations as the Board may establish.


                                    Notices

                           Notices. Except as otherwise specifically provided
herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or with a recognized overnight delivery service or by sending such notice by prepaid telegram, mailgram or by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person's last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by overnight delivery service, or by telegram, mailgram or facsimile, shall be the time of the giving of the notice.

                           Waiver of Notice. Whenever any notice whatsoever is
required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

                               General Provisions

                           Fiscal Year. Except as from time to time otherwise
designated by the Board, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                           Corporate Seal. The Corporation may have a corporate
seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                           Evidence of Authority. A certificate by the
Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

                           Certificate of Incorporation. All references in
these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and restated and in effect from time to time.

                           Severability. Any determination that any provision
of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

                           Pronouns. All pronouns used in these By-Laws shall
be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                           Facsimile Signatures. In addition to the provisions
for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

                           Form of Records. Any records maintained by the
Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                           Reliance Upon Books, Reports and Records. Each
director, each member of any committee designated by the Board, and each officer of the

Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation, including, without limitation, any member of the Strategic Review Committee, is or was a director, officer, member, stockholder, partner, incorporator or liquidator of a Subsidiary (as defined in the Certificate of Incorporation) of the Corporation, or serves or served at the request of the Corporation any other enterprise as a director, officer, employee, member, stockholder, partner, incorporator or liquidator or in any other capacity. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such director, officer, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Corporation as a director, officer, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

         Notwithstanding anything contained in this Section 8.10, except for proceedings to enforce rights provided in this Section 8.10, the Corporation shall not be obligated under this Section 8.10 to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

         For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term "officer," when used with respect to the Corporation, shall refer to any officer elected by or appointed pursuant to authority granted by the Board pursuant to Section 4.2 hereof, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the Board of Directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term "officer" shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         Nothing in this Section 8.10 shall limit the power of the Corporation or the Board to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys' fees, to directors, officers, employees, agents or other persons otherwise than pursuant to this Section 8.10.

                  Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

                  Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity in which one or more of its directors or officers serve as directors, officers, trustees or in a similar capacity or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                           Amendment of By-Laws. Subject to the approval
procedures in Article FIFTH, clause (j)(i) of the Certificate of Incorporation, the Board may from time to time make, amend, supplement or repeal these By-Laws by vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of these By-Laws by each of: (a) the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Stock, voting as a single class; and (b) if any Class B Directors are then entitled to be members of the Strategic Review Committee, by the affirmative vote of the holders of all of the outstanding shares of Class B Common Stock, voting separately as a class. In addition to and not in limitation of the foregoing, these By-Laws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

                            AMENDMENT TO THE BY-LAWS
    PURSUANT TO MINUTES OF BOARD OF DIRECTORS AND STRATEGIC REVIEW COMMITTEE
                             HELD JANUARY 19, 2001


         RESOLVED, that the By-Laws of the Corporation be hereby amended by deleting Section 4.1 in its entirety and inserting the following in lieu thereof:

         "4.1.    Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, a Secretary and a Treasurer, all of whom shall be appointed by the Board, or if the Certificate of Incorporation so provides, the Strategic Review Committee, and such other officers with such other titles as the Board shall determine, including a Chairman of the Board (subject to the approval procedures of Article FIFTH, clause (j)(i) of the Certificate of Incorporation), a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, and Assistant Secretaries and such other officers as the Board may from time to time appoint; provided that all officers directly reporting to the Chief Executive Officer and Chief Financial Officer (each, together with the Chief Executive Officer and the Chief Financial Officer, the Secretary and the Treasurer, an "Executive Officer") shall be appointed and removed only by the Strategic Review Committee; and provided further, that the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer may appoint one or more officers as more specifically set forth in Section 4.15, subject to the authority of the Strategic Review Committee to appoint and remove the Executive Officers. The Board may appoint such other officers as it may deem appropriate; provided that the duties of such other officers may not conflict with the duties of the officers appointed by the Strategic Review Committee."

         FURTHER RESOLVED, that the By-Laws of the Corporation be amended by adding the following Section 4.15:

         "4.15.   Appointed Officers. Subject to the limitations set forth
elsewhere in this Article 4, the Chairman of the Board, the President, the Chief Executive Officer, Chief Financial Officer, or the Chief Operating Officer may, from time to time, appoint individuals to serve in such designated capacities for the Corporation as the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer may deem appropriate. Each appointed officer shall perform such duties and shall have such authority as shall be delegated to such officer from time to time by the officer of the Corporation then responsible for the particular area in which such appointed officer is working. Any duty or authority delegated to any appointed officer pursuant to this Section may be withdrawn, with or without cause, at any time by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the officer delegating such duty or authority to the appointed officer."

                            AMENDMENT TO THE BY-LAWS
    PURSUANT TO MINUTES OF BOARD OF DIRECTORS AND STRATEGIC REVIEW COMMITTEE
                             HELD NOVEMBER 28, 2001


         RESOLVED, that the By-Laws of the Corporation be hereby amended by deleting the first sentence of Section 8.10 and inserting the following sentence in lieu thereof:

         "8.10.   Indemnification of Directors, Officers and Employees. The
Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, including, without limitation, any member of the Strategic Review Committee, is or was a director, officer, member, stockholder, partner, incorporator or liquidator of a Subsidiary (as defined in the Certificate of Incorporation) of the Corporation, or serves or served at the request of the Corporation any other enterprise as a director, officer, employee, member, stockholder, partner, incorporator or liquidator or in any other capacity."

         FURTHER RESOLVED, that the By-Laws of the Corporation be hereby amended by adding the following paragraph to the end of Section 8.10:


         "Payments made by the Corporation pursuant to Section 8.10 to attorneys representing the Corporation as well as persons entitled to indemnification hereunder, and payments made directly to the attorneys of such persons or to a claimant to discharge indemnification obligations under this
Section 8.10, shall also be deemed to be indemnification payments."